Exhibit D(133)

AMENDMENT THREE

DATED MARCH 2, 2020 TO

INVESTMENT SUBADVISORY AGREEMENT

for MassMutual Select Fundamental Growth Fund

WHEREAS, Massachusetts Mutual Life Insurance Company (“MassMutual”) and Wellington Management Company, LLP (predecessor to Wellington Management Company LLP) (the “Subadviser”) entered into an Investment Subadvisory Agreement (the “Agreement”), effective as of February 22, 2012, as amended, relating to the MassMutual Select Fundamental Growth Fund (the “Fund”); and

WHEREAS, MassMutual assigned the Agreement to its wholly-owned affiliate, MML Investment Advisers, LLC (“MML Advisers”), effective April 1, 2014; and

WHEREAS, MML Advisers and the Subadviser desire to amend the compensation of the Subadviser as described in the Agreement; and

WHEREAS, Section 15 of the Agreement permits the Agreement to be amended by a written instrument approved in writing by both parties;

NOW THEREFORE, IT IS AGREED THAT:

1.	Capitalized terms used herein but not otherwise defined shall have the meanings given to those terms in the Agreement.

2.	Section 4 – Compensation of the Subadviser is replaced in its entirety with the following:

[ ].

3.	Except as expressly amended hereby, all provisions of the Agreement remain in full force and effect and are unchanged in all other respects.

4.	This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original and, all of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto intending to be legally bound have caused this Amendment to be executed by their duly authorized officers or other representatives as of the day and year first above written.

MML INVESTMENT ADVISERS, LLC		WELLINGTON MANAGEMENT COMPANY LLP

By:	/s/ Douglas Steele	By:	/s/ Desmond Havilcek
Name: Douglas Steele		Name: Desmond Havilcek
Title: Vice President		Title: Senior Managing Director

Acknowledged and Agreed:

MASSMUTUAL SELECT FUNDS
on behalf of MassMutual Select Fundamental Growth Fund

By:	/s/ Renee Hitchcock
Name: Renee Hitchcock
Title: CFO and Treasurer